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                                                                    EXHIBIT 3.7


                            CERTIFICATE OF FORMATION

                                       OF

                      ALLIANCE RESOURCE MANAGEMENT GP, LLC


                  This Certificate of Formation of Alliance Resource Management GP, LLC (the "Company") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act ("Act").

         1.       The name of the Company is Alliance Resource Management GP,
                  LLC.

         2. The name and address of the registered agent of the Company shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         3. The address of the registered office of the Company in Delaware is 1209 Orange Street, Wilmington, Delaware 19801.

                  IN WITNESS WHEREOF, the undersigned, an authorized person or agent or attorney-in-fact of the Company, has caused this Certificate of Formation to be duly executed as of the 28th day of June, 1999.


                                        /s/ John W. McCarver
                                        ---------------------------------------
                                        John W. McCarver
                                        Authorized Agent